UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 16, 2003


                          CCC INFORMATION SERVICES GROUP INC.

             (Exact name of registrant as specified in its chapter)

            Delaware               000-28600             54-1242469

        (State or other    (Commission File Number)    (IRS  Employer
        jurisdiction of                              Identification No.)
         incorporation)



                           World Trade Center Chicago
                              444 Merchandise Mart,
                             Chicago, Illinois 60654

                    (Address of Principal Executive Offices)

                        ---------------------------------

                                  312-222-4636

              (Registrant's telephone number, including area code)

                        ---------------------------------

ITEM  5.  OTHER  EVENTS

     As disclosed in the 10-Q for CCC Information Services Inc. (the "Company") for the quarterly period ended September 30, 2002, the Company has an agreement with the Motor Information Services Division of Hearst Communications Inc. ("Hearst") affording it an option to acquire the assets or common stock of a third party software provider.

     On January 2, 2003, the Company gave Hearst notice of its exercise of the option to purchase the assets of this third party software provider. However, consummation of the purchase is subject to determination of the purchase price, which will be based on a formula related to revenue, and various other closing conditions. If the purchase is completed, the Company expects to fund the purchase price from existing cash balances. The Company is in the process of determining whether the closing conditions will be met.







                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  January 16, 2003                CCC  INFORMATION  SERVICES  GROUP  INC.


                                        By:  /s/  Githesh  Ramamurthy
                                             ------------------------
                                             Githesh  Ramamurthy
                                             Chief  Executive  Officer